UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2006
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Approval of the North American Scientific, Inc. 2006 Stock Plan

At the 2006 Annual Meeting of Stockholders held on May 3, 2006, the stockholders of North American Scientific, Inc. (the “Company”) approved the North American Scientific, Inc. 2006 Stock Plan (the “2006 Plan”). The 2006 Plan will replace the North American Scientific, Inc. Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), under which by its terms no further grants of awards could be made after March 31, 2006. The 2006 Plan was adopted by the Board of Directors (the “Board”) of the Company on February 8, 2006, subject to stockholder approval, and became effective on February 8, 2006.

The 2006 Plan authorizes awards of incentive stock options, nonstatutory stock options, stock appreciation rights (SARs), restricted stock, restricted stock units and equity-based awards with performance-based conditions to vesting or exercisability to employees (including officers), directors and consultants of the Company and its subsidiaries. The total number of shares authorized and available for issuance under the 2006 Plan is 1,700,000, plus any shares from the 1996 Plan that are subsequently terminated, expire unexercised, or forfeited. The maximum number of shares under the 2006 Plan that may be granted in any one fiscal year to an individual participant may not exceed 300,000 shares.

Awards under the 2006 Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, provided that such grants are made in the form of option grants, grants of SARs, or are based on one or more of the performance measures specified in the 2006 Plan. Shares subject to an award under the 2006 Plan or under the 1996 Plan that are terminated, expire unexercised, or forfeited, repurchased by the Company at their original purchase price, or settled in cash in lieu of shares, shall be available for subsequent awards under the 2006 Plan. Any shares that again become available for issuance under the 2006 Plan will be added back as one share for shares subject to options or SARs or 1.3 shares for awards other than options or SARs. Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a subsidiary will not reduce the shares authorized for issuance under the 2006 Plan or authorized for grant to a participant in any calendar year.

The foregoing description of the 2006 Plan is not complete and is qualified in its entirety by reference to the full text of the 2006 Plan, which was filed as Appendix A to the Company’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 5, 2006, and is incorporated herein by reference.

Compensation of the Chairman of the Board of Directors

On May 3, 2006, the Board, pursuant to the recommendation of its Compensation Committee, modified its compensation arrangements applicable to the Chairman of the Board of the Company. Effective May 3, 2006, the Chairman will receive:

•	a cash retainer of $40,000 per year in lieu of a $5,000 quarterly payment; and

•	a non-statutory stock option to purchase 25,000 shares of common stock of the Company per year in lieu of a non-statutory stock option to purchase 15,000 shares.

The Chairman of the Board will continue to receive additional fees for each committee meeting attended (whether in person or by telephone) if the Chairman is a member of that committee.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	North American Scientific, Inc. 2006 Stock Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed on April 5, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: May 8, 2006	By:	/s/ L. Michael Cutrer
Name: L. Michael Cutrer
Title: President and Chief Executive Officer